SCHEDULE 13D


            Under the Securities Exchange Act of 1934
                       (Amendment No. 3)*

   Midcoast Energy Resources Inc. (Successor to Nugget Oil Corporation)
                         (Name of Issuer)


                           Common Stock
                  (Title of Class of Securities)

                            59563W104

                          (CUSIP Number)


Robert G. Reedy, 700 Louisiana, 35th Floor, Houston, Texas 77002 (713) 226-0600 (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)


                           August 14, 1996
     (Date of Event Which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box.

Check the following box if a fee is being paid with the statement. (A fee is not required only if the reporting person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D


CUSIP No.        59563W  10  4

Page of 6  Pages


1
NAME OF REPORTING PERSON
S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

     Kenneth B. Holmes, Jr.
     ###-##-####


2
CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*                      (a)
                                                                       (b)



3
SEC USE ONLY




4
SOURCE OF FUNDS*

     00


5
CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)



6
CITIZENSHIP OR PLACE OF ORGANIZATION

     United States of America



                                  NUMBER OF

                                    SHARES

                                 BENEFICIALLY

                                   OWNED BY

                                     EACH

                                  REPORTING

                                    PERSON

                                     WITH
7
SOLE VOTING POWER

     0



8
SHARED VOTING POWER

     0



9
SOLE DISPOSITIVE POWER

     283,195



10
SHARED DISPOSITIVE POWER

     0


11
AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING POWER

     283,195


12
CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES*




13
PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

     11.3%


14
TYPE OF REPORTING PERSON*

     IN


                    *SEE INSTRUCTIONS BEFORE FILLING OUT!
         INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7 (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                           SCHEDULE 13D

                      Kenneth B. Holmes, Jr.

  Item 1.Security and Issuer.

     This statement relates to the common stock, $.01 par value per share (the "Common Stock") of Midcoast Energy Resources, Inc., a Nevada corporation (the "Issuer"). The principal executive offices of the Issuer are located at 1100 Louisiana, Suite 2950, Houston, Texas 77002.


  Item 2.Identity and Background.

      (a)This statement is being filed by Kenneth B. Holmes, Jr. ("Mr.Holmes").

      (b)The business address of Mr. Holmes is 710 Buffalo, Suite 800, Corpus Christi, Texas 78401.

      (c)Mr. Holmes's principal business activity has been carried on as Vice President, Director and fifty-percent (50%) owner of TexLine Gas Company ("TexLine"), a Texas corporation. TexLine's business activities involve the natural gas pipeline industry. TexLine's principal address is the same address set forth in subparagraph (b) above. Mr. Holmes holds approximately eleven percent (11%) of the Common Stock of the Issuer and served as Vice President and a Director of the Issuer from 1992 to 1996, as Treasurer of the Issuer from 1992 to 1995, and as a Director of Nugget Oil Corporation ("Nugget"), a predecessor of the Issuer and a Minnesota corporation, from 1990 to 1992.

      (d)During the last five (5) years, Mr. Holmes has not been convicted in a criminal proceeding.

      (e)During the last five (5) years, Mr. Holmes has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, which resulted in his being subject to a judgment, decree or final order enjoining future violation of or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

      (f)Mr. Holmes is a citizen of the United States of America.


  Item 3.Source and Amount of Funds or Other Consideration.

      On September 15, 1992, pursuant to the Plan of Reorganization of Nugget, as approved by the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the "Bankruptcy Court"), Nugget was merged with and into the Issuer (the "Nugget Merger"). The Common Stock was deemed registered with the Securities and Exchange Commission (the "SEC") under Section 12g of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in accordance with Rule 12g-3(a) as a result of the Nugget Merger and the Issuer's filing of Form 8-K with the SEC on September 24, 1992. In connection with the Offering (hereinafter defined) the Issuer filed a Form 8-A registering its Common Stock under Section 12(b) of the Exchange Act. An explanation of the Plan of Reorganization is presented in this Item 3 of Second Amended Schedule 13D dated on October 30, 1993 (attached hereto as Exhibit 99).

         Pursuant to such Plan of Reorganization (the "Plan") and the other transactions ordered by the Bankruptcy Court in connection therewith, Mr. Holmes became the owner of record of 63,483 shares of Common Stock. Additionally, Mr. Holmes became the owner of record of 50,000 shares of the Preferred Stock.

         On August 5, 1996, the Issuer effected a 4.460961 for 1 split in the Issuer's Common Stock. This stock split increased Mr. Holmes's ownership to 283,195 shares of Common Stock, but had no dilutive effect on his percentage ownership.


  Item 4.Purpose of Transaction.

      On August 14, 1996, the Issuer closed an underwritten public offering of 1,000,000 shares of Common Stock (the "Offering"), which reduced Mr. Holmes's percentage ownership of the Issuer to 11.3%. One of the transactions contemplated in connection with the Offering was the Issuer's elimination of the entire class of Preferred Stock. Accordingly, on May 21, 1996, pursuant to Board and majority stockholder approval, the Issuer redeemed all 50,000 shares of the Preferred Stock owned by Mr. Holmes as well as all other shares of Preferred Stock owned by other stockholders, to enable the Issuer to eliminate the entire class of Preferred Stock. The elimination of the Preferred Stock was accomplished on July 26, 1996 through an amendment to the Issuer's articles of incorporation.

      Mr. Holmes acquired a majority of the securities of the Issuer pursuant to the Plan referred to in Item 3. Except as set forth in the Issuer's registration Statement on Form SB-2 (No. 333-4643) as filed with the SEC in connection with the Offering, Mr. Holmes has no present plan or proposal, or any knowledge of any plan or proposal, which relates to or would result in any of the actions set forth in parts (a) through (j) of Item 4 of Schedule 13D.
Mr. Holmes may from time to time and at any time reconsider any or all of the activities which may result in any of the actions set forth in such Item 4.

  Item 5.Interest in Securities of the Issuer.

          (a)Mr. Holmes is the owner of 283,195 shares of Common stock (approximately 11.3% of the outstanding shares of Common Stock) as of the date hereof.

          (b)Pursuant to the Voting Proxy Agreement described in Item 6 hereof, Texas Commerce Bank National Association ("TCB") has the sole power to vote all 283,195 shares of the Common Stock for five (5) years subsequent to August 5, 1996. However, it should be noted that no person other than Mr. Holmes has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares of Common Stock.

          (c)Except as described herein, Mr. Holmes has not engaged in any transaction in the Common Stock of the Issuer during the past 60 days.


Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to the Securities of the Issuer.

     Another transaction that was entered into in connection with the Offering was the termination of the Shareholder Agreement to which Mr. Holmes was a party. Accordingly, on May 13, 1996, the Issuer, Magic Gas Corp.(f/k/a Midcoast Natural Gas, Inc.), Stevens G. Herbst ("Mr. Herbst") and Mr. Holmes terminated a Shareholder Agreement between said parties dated November 16, 1992. The Termination Agreement is attached hereto as Exhibit A.

    On August 5, 1996, in connection with the Offering and the Issuer's listing of Common Stock on the American Stock Exchange, TCB, Mr. Herbst, and Mr. Holmes, together will all spouses of the designated individual shareholders, entered nto a Voting Proxy Agreement which designates TCB to vote by proxy all stock owned of record and beneficially by Messrs. Herbst and Holmes for a period of five years. The Voting Proxy Agreement was entered into for the sole purpose of satisfying a condition to listing the Issuer's Common Stock on the American Stock Exchange. The Voting Proxy Agreement is attached hereto as Exhibit B.

         Except as described herein or in the Voting Proxy Agreement (attached hereto as Exhibit B), there are no other contracts, arrangements, under-standings or relationships (legal or otherwise) between Mr. Holmes and any other person with respect to any securities of the Issuer.


  Item 7.Material to be Filed as Exhibits.

     Exhibit A.     Termination Agreement, dated May 13, 1996, by and among
                    Midcoast Energy Resources, Inc. Magic Gas Corp., Stevens G.
                    Herbst and Kenneth B. Holmes, Jr.

     Exhibit B.     Voting Proxy Agreement, dated August 5, 1996, by and among
                    Midcoast Energy Resources, Inc., Stevens G. Herbst, June
                    Herbst, Kenneth B. Holmes, Jr., Dorothy S. Holmes, Rainbow
                    Investments Company, and Texas Commerce Bank National
                    Association.

     Exhibit 99. Second Amended Schedule 13D for Kenneth B. Holmes, Jr. dated October 30, 1993.



                            SIGNATURE

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

        DATED:August __, 1996.



         /S/ KENNETH B. HOLMES, JR.
         Kenneth B. Holmes, Jr.